Exhibit (j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our report dated April 15, 2015 with respect to the financial statements of Western Asset California Municipals Fund, a series of the Legg Mason Partners Income Trust, as of February 28, 2015, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

June 17, 2015

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our report dated April 15, 2015 with respect to the financial statements of Western Asset Managed Municipals Fund, a series of the Legg Mason Partners Income Trust, as of February 28, 2015, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

June 17, 2015

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our report dated April 15, 2015 with respect to the financial statements of Western Asset Emerging Markets Debt Fund, a series of the Legg Mason Partners Income Trust, as of February 28, 2015, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

June 17, 2015